Trans Financial, Inc.

                           ANNUAL REPORT ON FORM 10-K
                      For the Year Ended December 31, 1997


                                   Exhibit 99

            Annual Report on Form 11-K for the Trans Financial, Inc.,
                             Savings Investment Plan

                             TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                       Financial Statements and Schedules

                           December 31, 1997 and 1996

                    With Independent Auditors' Report Thereon

 -------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------
                             Washington, D.C. 20549


                                    Form 11-K


 Annual Report Pursuant to Section 15(d) of The Securities Exchange Act of 1934




For the fiscal year ended December 31, 1997       Commission File Number 0-13030
                          -----------------                               ------




                 TRANS FINANCIAL, INC., SAVINGS INVESTMENT PLAN
                              (Exact name of plan)





                              Trans Financial, Inc.
                      (Exact name of issuer of securities)

                              500 East Main Street
                             Bowling Green, KY 42101

                                    SIGNATURE
   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Trans Financial, Inc. Savings Investment Plan
                                                 (Name of Plan)


                       Trans Financial Inc., Trustee



                       By:   /s/ Roger E. Lundin
                                 Roger E. Lundin
                              Senior Vice President
                              and Plan Administrator

                               Date: July 01, 1998

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

                          Index to Financial Statements
                                  and Schedules



                                                                       Page(s)

Independent Auditors' Report                                                 1

Statements of Net Assets Available for Benefits With Fund Information
 as of December 31, 1997 and 1996                                        2 - 3

Statements of Changes in Net Assets Available for Benefits With Fund
    Information for the years ended December 31, 1997 and 1996           4 - 6

Notes to Financial Statements                                           7 - 14


                                                                     Schedule(s)

Item 27a - Schedule of Assets Held for Investment Purposes -
    December 31, 1997                                                      A

Item 27d - Schedule of Reportable Transactions - Year ended
    December 31, 1997                                                      D



Other schedules as required by Items 27(b), (c), (e) and (f) of Form 5500 have been omitted because they are not applicable.

                          Independent Auditors' Report


The Plan Committee
Trans Financial, Inc.
   Savings Investment Plan:

We have audited the accompanying statements of net assets available for benefits of the Trans Financial, Inc. Savings Investment Plan (Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                            /s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Louisville, Kentucky
June 9, 1998




                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

      Statement of Net Assets Available for Benefits With Fund Information

                                December 31, 1997

                     Participant
                      Directed            Inter-
                      Employer   Money    mediate            Growth    Aggressive            Inter-
      Assets           Stock    Market    Bond     Managed   Value      Growth I    Index   national  Clearing  Aetna      Total
                       ------     -----    ------   -------   -------     -----      ------ --------  --------  ------     -----

Investments,
at fair value:
Trans Financial,
Inc.
Common stock ... $ 14,007,246      --       --         --         --          --        --      --      --        --     14,007,246
Mutual funds ...         --        --    307,123    975,309  2,830,976   2,516,497  619,314  170,597    --        --      7,419,816
Pooled separate
accounts .......         --        --       --         --         --          --       --      --       --      420,053     420,053
General account          --        --       --         --         --          --       --      --       --      581,075     581,075
Cash equivalents      109,137   311,885     --      106,063        798         567      121    --      43,527     --        572,098
                 ------------   -------  -------  --------- ----------   --------- --------  -------   ------  --------   ---------
                   14,116,383   311,885  307,123  1,081,372  2,831,774   2,517,064  619,435  170,597   43,527 1,001,128  23,000,288

Accrued
investment
income .........         --       1,354    1,595      3,019        176          61       30    3,083    1,046      --        10,364
Contribution
receivable from
employees ......         --           5     --         --         --          --       --       --       --        --             5
Payable to
employer .......      (36,660)     --       --         --         --          --       --       --       --        --       (36,660)
Interfund
receivable
(payable) ......        1,870       199      150        356        (13)       (103)    (546)    (225)  (1,688)     --          --
Other assets ...         --        --       --         --         --          --       --       --    210,580      --       210,580
                 ------------  --------   ------ ---------     --------  ----------  --------  ------ --------  ------   --------

Net assets
available
for benefits ... $ 14,081,593   313,443  308,868  1,084,747  2,831,937   2,517,022  618,919  173,455  253,465 1,001,128  23,184,577
                 ============   =======  =======  =========  =========   =========  =======  =======  ======= =========  ==========


                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

      Statement of Net Assets Available for Benefits With Fund Information

                                December 31, 1996





                         Non-                               Participant Directed
                      Participant
                       Directed                          Inter-
                       Employer   Employer     Money    mediate                Growth   Agressive
 Assets                 Stock      Stock       Market    Bond       Managed    Value    Growth I     Clearing    Aetna      Total
                        -----      -----       ------    ----       -------    -----    --------     --------    -----      -----
Investments, at
fair value:
Trans Financial,Inc.
Common Stock ....... $ 4,419,400  4,168,570       --         --         --         --        --         --         --     8,587,970
Mutual Funds .......        --         --         --      287,895    944,448  1,915,780  1,574,418      --         --     4,722,541
Pooled Separate
Accounts ...........        --         --         --         --         --         --         --        --       526,037    526,037
General Account ....        --         --         --         --         --         --         --        --     1,009,141  1,009,141
Cash equivalents ...     103,249     69,452    436,680          7    105,704         99         74    102,128       --      817,393
                       ---------  ---------   --------    -------  ---------  ---------  ---------    -------   --------  ----------
                       4,522,649  4,238,022    436,680    287,902  1,050,152  1,915,879  1,574,492    102,128  1,535,178  15,663,082


Accrued investment
income .............         234        158      1,873      1,519      2,970         58         84        528       --        7,424
Payable to employer      (43,666)      --         --         --         --         --         --         --         --      (43,666)
Interfund receivable
 (payable) .........        --       21,953     (4,128)       273    (36,574)    12,063      3,439      2,974       --          --
Other assets .......        --         --         --         --         --         --         --        2,035       --        2,035

                       ---------  ---------   --------   --------  ---------  ---------   ---------    -------   --------  ---------

Net assets available
for benefits ....... $ 4,479,217  4,260,133    434,425    289,694  1,016,548  1,928,000 1,578,015    107,665  1,535,178  15,628,875
                     ===========  =========    =======    =======  =========  ========= =========    =======  =========  ===========




                              TRANS FINANCIAL, INC.

                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1997

                                Participant Directed

                                                   Inter-
                           Employer    Money        mediate                   Growth
                             Stock     Market       Bond        Managed       Value
Additions:
Dividends of Trans
Financial, Inc.
Common Stock .......   $    257,946        --          --           --          --
Interest and other
dividends ..........          6,584      24,453      18,096       33,490       1,724
Net realized and
unrealized
appreciation
(depreciation)
in fair value ......      5,896,484        --         8,187      106,066     394,020
Net gain from pooled
separate accounts ..           --          --          --           --          --
Contributions from
employer ...........        781,059       4,513         801        2,112       8,618
Contributions from
employees ..........        521,257      37,738      38,736       88,210     367,169
                       ------------    --------     -------     --------     -------
                          7,463,330      66,704      65,820      229,878     771,531

Deductions:
Benefits paid to
participants .......        895,743     480,629      27,935      124,457     248,814
Net increase
(decrease)
prior to
interfund
transfers ..........      6,567,587    (413,925)     37,885      105,421     522,717
Interfund
transfers ..........     (1,225,344)    292,943     (18,711)     (37,222)    381,220
                       ------------    --------    --------    ---------   ---------

Net increase
(decrease) .........      5,342,243    (120,982)     19,174       68,199     903,937
Net assets
available for
benefits at
beginning of year ..      8,739,350     434,425     289,694    1,016,548   1,928,000
                         ----------     --------    -------    ---------   ---------
Net assets
available for
benefits at
end of year ........   $ 14,081,593     313,443     308,868    1,084,747   2,831,937
                         ==========    =========    =======    =========   =========


                             TRANS FINANCIAL, INC.

                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1997



                                                   Participant Directed


                          Aggressive          Inter-
                          Growth I    Index   national       Clearing       Aetna       Total
Additions:
Dividends of Trans
Financial, Inc. ....
Common Stock .......   $     --        --         --            --            --        257,946
Interest and other
dividends ..........        3,578     6,854      3,326        12,486        45,045      155,636
Net realized and
unrealized
appreciation
(depreciation)
in fair value ......      263,443    95,117     (4,639)         --            --      6,758,678
Net gain from pooled
separate accounts ..         --        --         --            --         103,651      103,651
Contributions from
employer ...........       10,417     4,912      3,179          --            --        815,611
Contributions from
employees ..........      435,058   142,128     38,957          --            --      1,669,253
                       ----------   -------   --------    ----------    ----------   ----------
                          712,496   249,011     40,823        12,486       148,696    9,760,775

Deductions:
Benefits paid to
participants .......      142,532    15,396      2,419        38,179       228,969    2,205,073
                       ----------   -------   --------    ----------    ----------   ----------

Net increase
(decrease)
prior to
interfund
transfers ..........      569,964   233,615     38,404       (25,693)      (80,273)   7,555,702
Interfund
transfers ..........      369,043   385,304    135,051       171,493      (453,777)         --
                       ----------   -------   --------    ----------    ----------   ----------

Net increase
(decrease) .........      939,007   618,919    173,455       145,800      (534,050)   7,555,702
Net assets
available for
benefits at
beginning of year ..    1,578,015      --         --         107,665     1,535,178   15,628,875
                        ---------   -------   --------    ----------    ----------   ----------

Net assets
available for
benefits at
end of year ........   2,517,022    618,919    173,455       253,465     1,001,128   23,184,577
                       ==========   =======   ========    ==========    ==========   ==========


                             TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1996







                                 Non-Participant
                                    Directed                             Participant Directed
                                    Employer       Employer                     Income
                                      Stock          Stock        Income        Growth       Balanced      Growth
Additions:
     Dividends of Trans
        Financial, Inc.
        Common Stock           $      121,711        114,804           -              -              -            -
     Interest and other
        dividends                       2,735          1,839          258          1,098          4,314        1,892
     Net realized and
        unrealized appreciation
        (depreciation) in fair
        value                         993,474        916,581          192          1,485         19,815       15,837
     Net gain from pooled
        separate accounts                  -              -            -              -              -            -
     Contributions from
        employer                      717,615             -            -              -              -            -
     Contributions from
        employees                          -         474,826           -              -              -            -
                                   ----------      ---------      -------       --------      ----------  ----------
                                    1,835,535      1,508,050          450          2,583         24,129       17,729

Deductions:
   Benefits paid to participants      484,828        666,003           -              -             337          404
                                   ----------      ---------      -------       --------     ----------  -----------

Net increase (decrease) prior to
   interfund transfers              1,350,707        842,047          450          2,583         23,792       17,325
Interfund transfers                        -          28,307      (49,558)      (272,019)    (1,373,044)  (1,006,536)
                                   ----------    -----------       -------       --------    -----------  -----------

Net increase (decrease)             1,350,707        870,354      (49,108)      (269,436)    (1,349,252)    (989,211)
Net assets available for benefits
   at beginning of year             3,128,510      3,389,779       49,108        269,436      1,349,252      989,211
                                   ----------    -----------       -------      ---------    -----------  -----------

Net assets available for benefits
   at end of year              $    4,479,217      4,260,133           -              -              -            -
                                   ==========    ===========       =======      =========    ===========  ==========

                             TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1996

                                         Participant Directed
                                   Aggressive     Money    Intermediate                 Growth     Aggressive
                                    Growth II    Market        Bond       Managed        Value     Growth I   Clearing

Additions:
Dividends of Trans Financial,
Inc. Common Stock ...............       --          --          --           --          --          --         --
Interest and other
dividends .......................      1,061      14,844      14,053       29,430         675         584     22,677
Net realized and unrealized
appreciation (depreciation)
in fair value ...................     15,730          12      (2,648)      54,713     200,194     240,598       --
Net gain from pooled
separate accounts ...............       --          --          --           --          --          --         --
Contributions from
employer ........................       --          --          --           --          --          --         --
Contributions from
employees .......................       --        40,991      64,297      185,748     440,841     417,181       --
                                    --------    --------    --------    ---------   ---------   ---------   --------
                                      16,791      55,847      75,702      269,891     641,710     658,363     22,677
Deductions:
Benefits paid to participants ...         25      71,565      14,679       55,593      93,720     129,588    123,233
                                    --------    --------    --------    ---------   ---------   ---------   --------

Net increase (decrease) prior to
interfund transfers .............     16,766     (15,718)     61,023      214,298     547,990     528,775   (100,556)
 Interfund transfers ............   (807,343)    450,143     228,671      802,250   1,380,010   1,049,240    193,049
                                    --------    --------    --------    ---------   ---------   ---------   --------


 Net increase(decrease) .........   (790,577)    434,425     289,694    1,016,548   1,928,000   1,578,015     92,493
Net assets available for benefits
 at beginning of year ...........    790,577        --          --           --          --          --       15,172
                                    --------    --------    --------    ---------   ---------   ---------   --------

Net assets available for benefits
at end of year ..................       --       434,425     289,694    1,016,548   1,928,000   1,578,015    107,665
                                    ========    ========    ========    =========   =========   =========   ========


                             TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1996

                                         Participant Directed

                                        Aetna         Total


Additions:
Dividends of Trans Financial,
Inc. Common Stock ...............         --         236,515
Interest and other
dividends .......................       66,760       162,220
Net realized and unrealized
appreciation (depreciation)
in fair value ...................         --       2,455,983
Net gain from pooled
separate accounts ...............       88,521        88,521
Contributions from
employer ........................         --         717,615
Contributions from
employees .......................         --       1,623,884
                                    ----------     ---------
                                       155,281     5,284,738
Deductions:

Benefits paid to participants ...      126,822     1,766,797
                                    ----------     ---------

Net increase (decrease) prior to
interfund transfers .............       28,459     3,517,941
 Interfund transfers ............     (623,170)         --
                                    ----------    ----------

 Net increase(decrease) .........     (594,711)    3,517,941
Net assets available for benefits
 at beginning of year ...........    2,129,889    12,110,934
                                    ----------    ----------

Net assets available for benefits
at end of year ..................    1,535,178    15,628,875

                                    ==========    ==========

                              TRANS FINANCIAL, INC.

                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements

                           December 31, 1997 and 1996




1.   Description of the Plan

       a. General

          The Trans Financial, Inc. Savings Investment Plan (Plan) is a contributory defined contribution plan which covers substantially all employees of Trans Financial,Inc. (the Company) and its subsidiaries whose compensation is not determined by collective bargaining.

          The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          The Company  has  the  right  under  the  Plan  to   discontinue   all
              contributions at any time and terminate the Plan. In the event that the Plan is terminated, the net assets of the Plan will be distributed to participants in the amounts of the participants' account balances valued as of the termination date.

       b. Contributions

          The Plan  is  funded  through  employee  and  employer  contributions.
              Participants may elect to contribute from 1 percent to 15 percent of their compensation up to a maximum, as prescribed by the Internal Revenue Code, for any calendar year. The Company matches employee contributions up to 4 percent of the employee's salary. Contributions made by participants are intended to qualify as cash or deferred arrangements under Section 401(k) of the Internal Revenue Code.

          Participants may direct employee and employer contributions in 10 percent increments in Trans Financial, Inc. stock and mutual funds. In 1997, the Plan was amended to allow participants to direct employer contributions in the same manner as employee contributions. The mutual fund options were changed from the Trans Adviser Funds to the Countrywide Funds during 1997. Participants may change their investment options quarterly.

                              TRANS FINANCIAL, INC.

                             SAVINGS INVESTMENT PLAN

                        Notes to the Financial Statements



1.   Description of the Plan - Continued

       c. Participant Accounts

          Eachparticipant's account is credited with employee  contributions and employer contributions and an allocation of plan earnings and forfeitures of terminated participants' nonvested accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

       d. Vesting and Benefit Payments

          All participants are fully vested in employee contributions and related earnings. Employees have a vested interest in the employer matching contribution and related earnings in accordance with the following schedule:

                           Years                                       Vested
                          of service                                  percentage
                          ----------                                  ----------
                         Less than 2                                        0%
                         2 but less than 3                                 25%
                         3 but less than 4                                 50%
                         4 but less than 5                                 75%
                         5 or more                                        100%

          Upon termination of service, a participant may elect to receive the value of his or her account in a lump-sum distribution or periodic payments over a period not to exceed the life expectancy of the participant or his or her beneficiary.

          The foregoing   description   of  the  Plan   provides   only  general
              information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions. Copies are available from the Company.

2.     Summary of Significant Accounting Policies

       a. Basis of Accounting

          The financial statements of the Plan are prepared under the accrual method of accounting. Certain prior year accounts have been reclassified to conform with 1997 classifications.

          In 1997, in connection with the Plan amendment to allow participants to direct employer contributions in the same manner as employee contributions, the non-participant directed and participant directed employer stock funds have been combined to reflect the participant directed employer stock fund effective January 1, 1997.

       b. Use of Estimates

          The preparation of financial  statements in conformity  with generally
              accepted   accounting   principles  requires  management  to  make
              estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       c. Investment Valuation and Income Recognition

          The Plan's investments are stated at fair value using quoted market prices and other data.

          Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend.

       d. Payments of Benefits

          Benefits are recorded when paid.

3.     Investments

       The fair value of individual investments at December 31, 1997 and 1996 are summarized as follows:

                                                        December 31
                                                   ----------------------
                                                 1997               1996
                                                 ----               ----
Investments at fair value as determined by quoted market price:
 Trans Financial, Inc. Common Stock       $   14,007,246 (A)       8,587,970 (A)
 Trans Adviser Money Market                        -                 817,393 (A)
 Trans Adviser Intermediate Bond                   -                 761,809
 Trans Adviser Growth Value                        -               2,386,314 (A)
 Trans Adviser Aggressive Growth                   -               1,574,418 (A)
 Countrywide Money Market Fund                   567,226                   -
 Countrywide Intermediate Bond Fund              783,793                   -
 Countrywide Growth Value Fund                 3,329,615 (A)               -
 Countrywide Aggressive Growth Fund            2,516,497 (A)               -
 Schroder Cap Funds, Inc.                        170,597                   -
 Fidelity Instl. TR, U.S. Equity Index           619,315                   -
 Federated Government Trust Fund                     219                   -
 Aetna Fixed Account                             581,075           1,009,141 (A)
 Aetna Variable Fund                             269,737             305,033
 Aetna Variable Encore Fund                        7,563              17,584
 Aetna Income Shares Fund                         25,851              43,245
 Aetna Investments Advisers Fund                 116,902             155,709
 TCI Growth Fund                                       -               4,466
 Cash equivalents                                  4,652                   -
                                          --------------        ------------
                                          $   23,000,288          15,663,082
                                           =============        =============

         (A) This investment individually represents 5% or more of net assets at year-end.

4.   Pooled and General Accounts

     The pooled separate accounts maintained with Aetna Life Insurance and Annuity Company (Aetna) are valued at net asset value per share as determined by each fund. Net appreciation of the fair value of each account is reflected in the net asset value per share and included in investment income in the statements of changes in net assets available for benefits. The fixed account is a guaranteed interest account and is part of Aetna's general account. This account is stated at fair value.

     These accounts are maintained  separately  from other existing plan assets.
        Participants may make election changes among these accounts, but are not permitted to make any contributions to these accounts or transfers from these accounts to other plan assets. However, the trustee has the authority to transfer plan assets, in an amount determined at the trustee's discretion, from these accounts to other plan assets. Any amount transferred is then allocated to other plan assets based upon participant elections. During 1997 and 1996, the trustee transferred $453,777 and $623,170, respectively, from these accounts to other plan assets.

     The fund information for the pooled and general accounts maintained by Aetna as of and for the years ended December 31, 1997 and 1996 are summarized as follows:

                                                    Participant Directed
                                           Variable  Income    Investment
                      Fixed      Variable   Encore   Shares     Advisors    Total

December 31, 1997
Pooled separate
   account ......   $     --     269,737    7,563    25,851     116,902     420,053
General account .      581,075      --       --        --          --       581,075
                    ----------   -------   ------   -------   ---------   ---------
                    $  581,075   269,737    7,563    25,851     116,902   1,001,128
                    ==========   =======   ======   =======   =========   =========
Units ...........         --       7,484      527     1,361       4,926

December 31, 1996

Pooled separate
   account ......   $     --     305,033   17,584    43,245     155,709     526,037
General account .    1,009,141      --       --        --          --     1,009,141
                    ----------   -------   ------   -------   ---------   ---------
                    $1,009,141   305,033   17,584    43,245     155,709   1,535,178
                    ==========   =======   ======   =======   =========   =========
Units ...........         --      10,807    1,270     2,424       7,901



                                                       Participant Directed
                                                       Variable      Income    Investment      TCI
                              Fixed        Variable     Encore       Shares     Advisors     Growth        Total

     Year ended
        December 31, 1997
     Net gain from pooled
        separate accounts $         -        74,806         385       1,991       27,024       (555)        103,651
     Interest on general
        account                 45,045           -           -           -            -          -           45,045
     Benefits paid to
        participants          (160,041)     (32,001)     (7,216)     (8,565)     (17,235)    (3,911)       (228,969)
     Interfund transfers      (313,070)     (78,101)     (3,190)    (10,820)     (48,596)        -         (453,777)
     Net assets at
        beginning of year    1,009,141      305,033      17,584      43,245      155,709      4,466       1,535,178
                            ----------    ---------    --------    --------     --------    -------     -----------
     Net assets at end
        of year           $    581,075      269,737       7,563      25,851      116,902         -        1,001,128
                            ==========    =========    ========    ========     ========    =======       =========

     Year ended
        December 31, 1996

     Net gain from pooled
        separate accounts $         -        65,332         715         247       21,810        417          88,521
     Interest on general
        account                 66,760           -           -           -            -          -           66,760
     Benefits paid to
        participants           (98,071)      (7,994)         -       (5,909)        (692)   (14,156)       (126,822)
     Interfund transfers      (422,235)    (110,295)     (7,349)    (18,879)     (62,215)    (2,197)       (623,170)
     Net assets at
        beginning of year    1,462,687      357,990      24,218      67,786      196,806     20,402       2,129,889
                            ----------    ---------    --------    --------     --------    -------     -----------
     Net assets at end
        of year           $  1,009,141      305,033      17,584      43,245      155,709      4,466       1,535,178
                            ==========    =========    ========    ========     ========    =======     ===========


5.   Income Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated November 30, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.   Reconciliation of Financial Statements to Form 5500

     The Department of Labor requires that amounts allocated to accounts of persons who have elected to withdraw from the plan but have not yet been paid be reported as a liability on Form 5500. Under generally accepted accounting principles, these amounts are not accrued as a liability and are not included in distributions paid.

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                              December 31,
                                                         1997            1996
Net assets available for benefits per the financial
statements                                          $ 23,184,577     15,628,875
Amounts allocated to withdrawing participants           (187,896)      (373,448)
                                                     ------------    -----------
Net assets available for benefits
per the Form 5500                                     22,996,681     15,255,427
                                                    ============    ============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:
                                                                     Year ended
                                                               December 31, 1997
 Benefits paid to participants per the financial statements   $       2,205,073
 Add:  Amounts allocated to withdrawing participants
       at December 31, 1997                                             187,896
 Less:  Amounts allocated to withdrawing participants
       at December 31, 1996                                            (373,448)
                                                                    ------------
 Benefits paid to participants per the Form 5500              $       2,019,521
                                                                   ============

7.   Related Party Transactions

     Plan investments include shares of the Company's stock. The Company's trust department is the trustee as defined by the Plan and therefore, this transaction qualifies as party-in-interest. Also, administrative services and related expenses were provided at no charge by the Company.

8.   Subsequent Event

     In conjunction with the merger agreement  entered into on April 09, 1998 by
        Trans Financial, Inc. and Star Banc Corporation, the Plan will be merged
        into  the  401(k)  plan   sponsored  by  Star  Banc  Corporation.   All
        participants of the Plan employed by Trans Financial, Inc. immediately prior to the merger will become fully vested in employer contributions effective on the merger date. The merger is expected to be completed in the third quarter of 1998 following approval by the shareholders of Trans Financial, Inc.

           Item 27a - Schedule of Assets Held for Investment Purposes
                   Employer Identification Number: 61-0156617
                       Plan Year Ending: December 31, 1997
                                Plan Number: 001

                                                                 Schedule A

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN








                                      Number of
                                      shares or                    Current
                                          units        Cost         value

Trans Financial, Inc. Common Stock       360,315   $ 5,247,429   14,007,246
Countrywide Money Market Fund ....       567,226       567,226      567,226
Countrywide Intermediate Bond Fund        76,917       771,363      783,793
Countrywide Growth Value Fund ....       193,505     2,872,908    3,329,615
Countryside Aggressive Growth Fund       174,514     2,029,709    2,516,497
Schroder Cap Funds, Inc. .........        28,184       189,556      170,597
Fidelity Instl TR, US Equity Index        17,705       526,871      619,315
Federated Government Trust Fund ..           219           219          219
Aetna Variable ...................         7,484       128,719      269,737
Aetna Fixed ......................        52,956       581,075      581,075
Aetna Variable Encore ............           527         7,006        7,563
Aetna Income Shares ..............         1,361        19,380       25,851
Aetna Investments Advisors .......         4,926        67,583      116,902
Cash Equivalents .................          --           4,652        4,652
                                                   -----------   ----------

Total ............................                 $13,013,696   23,000,288
                                                   ===========   ==========

                 Item 27d - Schedule of Reportable Transactions
                   Employer Identification Number: 61-0156617
                       Plan Year Ending: December 31, 1997
                                Plan Number: 001

                                                                  Schedule D

                              TRANS FINANCIAL, INC.
                             SAVINGS INVESTMENT PLAN


There were no single transactions within the plan year in excess of 5% of the fair value of plan assets as of the beginning of the year.

The following series of transactions within the plan year were in excess of 5% of the fair value of plan assets as of the beginning of the year.

         Description         Number of      Purchase        Selling                        Current     Net Gain
          of Asset         Transactions       Price          Price      Cost of Asset       Value      or (Loss)

Trans Financial, Inc.             11     $    887,684              -        887,684         887,684         -
   Common Stock                    4               -          847,698       431,238         847,698    416,460

Trans Adviser Money              295        5,834,086              -      5,834,086       5,834,086         -
   Market Fund                   157               -        5,510,673     5,516,673       5,510,673         -

Countrywide                      187        3,417,533              -      3,417,533       3,417,533         -
   Money Market Fund              96               -        3,844,812     3,849,812       3,849,812         -

Trans Adviser Growth              21        1,064,917              -      1,064,917       1,064,917         -
   Value Fund                     13               -          159,147       128,961         159,147     30,186